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                       CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 dated January 21, 2000) and related Prospectus of GelTex Pharmaceuticals, Inc. for the registration of 247,357 shares of its common stock and to the incorporation by reference therein of our report dated February 23, 1999, with respect to the consolidated financial statements of GelTex Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               ERNST & YOUNG LLP


Boston, Massachusetts
January 21, 2000